AQR FUNDS: CODE OF ETHICS
PURSUANT
TO
THE
SARBANES-OXLEY
ACT
OF
2002

AS AMENDED: AUGUST 2021
LAST
REVIEWED:
AUGUST
2021
I.

INTRODUCTION

The Board of Trustees (the “Board”) of the AQR Funds (the “Trust”) has established this Code of
Ethics
(“Code”)
in
accordance
with
the
Sarbanes-Oxley
Act
of
2002
and
the
rules
promulgated
thereunder.
This Code does not supersede or otherwise affect any separate code of ethics that the
Trust and AQR Capital Management, LLC (“Adviser”) have adopted pursuant to, among other things,
Rule
17j-1
under
the
Investment
Company
Act
of
1940,
as
amended
(“Investment
Company
Act”),
or
any
other
applicable
laws,
regulations
or
corporate
governance
provisions.

This
Code
is
designed
to
deter
wrongdoing
and
promote:

•

honest
and
ethical
conduct,
including
the
ethical
handling
of
actual
or
apparent
conflicts
of
interest between personal and
professional
relationships;

•

full,
fair,
accurate,
timely,
and
understandable
disclosure
in
reports
and
documents
that
the Trust files with, or submits to, the U.S. Securities and Exchange Commission
(“SEC”) and in other public communications made by the Trust or any of its separate series
(each,
a “Fund”);

•

compliance
with
applicable
governmental
laws,
rules,
and
regulations;

•

prompt
internal
reporting
of
violations
of
the
Code
to
an
appropriate
person
or
persons
identified
in the Code; and

•

accountability
for
adherence
to
the
Code

This Code applies to the Trust’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, regardless of whether these individuals are employed by the Trust or a third party (collectively, “Covered Officers”).
The
Trust’s
Covered
Officers
are
those
individuals
listed in
Appendix
A,
attached hereto.

II.

PRINCIPLES
OF
HONEST
AND
ETHICAL
CONDUCT

A.

General
Objectives

The Trust expects each Covered Officer to adhere to the highest possible standards of honest and ethical
conduct.
Each
Covered
Officer
is
expected
to
handle
actual
or
apparent
conflicts
of
interest
between personal and professional relationships in a manner that is above reproach and to place the
interests
of
the
Trust
above the Covered Officer’s
own
personal
interests.

B.

Conflicts
of
Interest

A “conflict of interest” occurs when a Covered Officer’s private or personal interests interfere, or even appear to interfere, with the interests of the Trust.
Certain conflicts of interest arise out of
the relationships between Covered Officers and the Trust and already are subject to conflict of interest provisions in the Investment Company Act and the Investment Advisers Act of 1940, as
amended (“Investment Advisers Act”).
For example, Covered Officers may not individually
engage
in
certain
transactions
(such
as
the
purchase
or
sale
of
securities
or
other
property)
with
the
Trust because of their status as “affiliated persons” of the Trust.
The Trust’s and the Adviser’s
compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions.
This Code does not, and is not intended to, repeat or replace these programs
and
procedures.

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from,
or
as
a
result
of,
the
contractual
relationship
between
the
Trust
and
the
Adviser
of
which
the
Covered
Officers
are
also
officers
or
employees.
As
a
result,
this
Code
recognizes
that
the
Covered
Officers
will,
in
the
normal
course
of
their
duties
(whether
formally
for
the
Trust
or
for
the
Adviser,
or for both), be involved in establishing policies and implementing decisions that will have different effects on the Adviser and the Trust.
The participation of the Covered Officers in such
activities is inherent in the contractual relationship between the Trust and the Adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Trust.
Thus, if performed in conformity with the provisions of the Investment Company Act and the
Investment Advisers Act, such activities will be deemed to have been handled ethically.
In
addition,
it
is
recognized
by
the
Board
that
the
Covered
Officers
may
also
be
officers
or
employees
of
one or more other investment companies covered by this or other codes.

Other
conflicts
of
interest
are
covered
by
the
Code,
even
if
such
conflicts
of
interest
are
not
subject
to provisions in the Investment Company Act and the Investment Advisers Act.
Examples of
possible
conflicts
of
interest
might
include,
but
are
not
limited
to:

•

Personal Business Transactions.
A Covered Officer may not cause the Trust to engage
in any business transaction with his or her family members or relatives or utilize the
Covered Officer’s relationship with the Trust to cause any third party to engage in any business
transaction
with
his
or
her
family
members
or
relatives,
except
as
permitted
under
the
Investment Company Act.

•

Use of Nonpublic or Confidential Information.
A Covered Officer may not use, or
disclose
to
a
third
party
(unless
required
by
applicable
laws
or
regulations),
nonpublic
or

confidential information about the Trust or any of its service providers for personal gain by the Covered Officer or his or her family members or relatives (including securities transactions
based
on
such
information).

•

Outside Employment or Activities.
A Covered Officer may not engage in any outside
employment or activity that interferes with his or her duties and responsibilities with respect to the Trust or is otherwise in conflict with or prejudicial to the Trust.
A Covered
Officer must disclose to the Compliance Department any outside employment or activity that may constitute a conflict of interest and obtain the approval of the Trust’s Chief
Compliance
Officer
(the
“CCO”)
or
the
CCO’s
delegate
before
engaging
in
such
employment
or
activity.

•

Gifts.
A Covered Officer may not accept gifts or other items of more than de minimis value from any person or entity that does, or seeks to do, business with or on behalf of the
Trust.
In
this
regard,
each
Covered
Officer
should
refer
to
any
other
applicable
procedures
regarding
accepting
or giving
gifts that
have
been
adopted
by
the
Trust
and the
Adviser.

•

Corporate
Opportunities.
A
Covered
Officer
may
not
exploit
for
his
or
her
personal
gain,
or the personal gain of the Covered Officer’s family members or relatives, opportunities that
are
discovered
through
the
use
of
Trust
property,
information,
or
the
Covered
Officer’s
position,
unless
the
opportunity
is
first
fully
disclosed
in
writing
to
the
Board
and
the
Board
determines
not
to
pursue
such opportunity
for
the
Trust.

•

Other
Situations.
Because
other
conflicts
of
interest
may
arise,
it
is
impractical
to
attempt
to list in this Code all possible situations that could result in a conflict of interest.
If a
proposed
transaction,
interest,
personal
activity,
or
investment
raises
any
material
concerns, questions or doubts, a Covered Officer should consult with the Compliance
Department
before
engaging
in
such
transaction
or
investment
or
pursuing
such
interest
or
activity.

When consulting the Compliance Department, the Covered Officer shall provide a detailed and accurate description of the proposed transaction, investment, interest or activity.
Upon such
consultation, the Compliance Department shall conduct a review to determine: (1) whether engaging
in
such
transaction,
investment,
interest
or
activity
reasonably
could
be
expected
to
give
rise
to
a
conflict
of
interest;
and
(2)
the
appropriate
resolution
of
any
such
conflict.

Based on its review, the Compliance Department shall advise the Covered Officer that the proposed transaction, investment, interest or activity: (1) would not violate this Code; (2) would not violate this Code only if conducted in a particular manner and/or subject to certain conditions or safeguards; or (3) would violate the Code.
If the Compliance Department has advised the
Covered Officer that the proposed transaction, investment, interest or activity would not violate the
Code
only
if
conducted
in
a
particular
manner
and/or
subject
to
certain
conditions
or
safeguards, the Covered Officer must conduct the proposed transaction, investment, interest or activity in that manner and/or subject to those conditions or safeguards.
If the Compliance
Department
has
advised
the
Covered
Officer
that
the
proposed
transaction,
investment,
interest
or

activity would violate the Code, the Covered Officer may not conduct the proposed transaction, investment,
interest
or activity.

C.

Reporting

Any actual or apparent conflict of interest that may arise as a result of a material transaction or business or personal relationship must be disclosed and reported by the Covered Officer to the
Compliance
Department
and
resolved
before
the
Covered Officer
takes
any
action.

III.

FULL,
FAIR,
ACCURATE,
TIMELY,
AND
UNDERSTANDABLE
DISCLOSURE
IN
TRUST
DISCLOSURE
AND REPORTING
DOCUMENTS

Each
Covered
Officer
should:

•

familiarize himself or herself with the disclosure requirements generally applicable to the
Trust;

•

not
knowingly
misrepresent,
or
cause
others
to
misrepresent,
facts
about
the
Trust
to
others,
including the Board, the Trust’s auditors, the Trust’s counsel, counsel to the independent trustees,
governmental
regulators
or self-regulatory
organizations;

•

to
the
extent
appropriate
within
his
or
her
area
of
expertise,
consult
with
other
officers
and
employees of the Trust and the Adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in reports and documents the Trust files with, or submits
to, the SEC
and in other
public
communications made by
the Trust; and

•

use reasonable efforts to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

Each Covered Officer shall promptly bring to the attention of the Board’s Nominating and
Governance Committee any information he or she may have concerning any violation of the provisions of this Code involving any Trust management, employees or agents thereof who have
a
significant
role
in
the
Trust’s
financial
reporting,
disclosures
or
internal
controls.

IV.

COMPLIANCE
WITH
APPLICABLE
GOVERNMENTAL
LAWS,
RULES
AND
REGULATIONS

As a registered investment company, the Trust must comply with all applicable federal securities laws and regulations, as well as other applicable laws and regulations.
The Trust insists on strict
compliance
with
the
spirit
and
the
letter
of
these
laws
and
regulations.
Each
Covered
Officer
must
comply
with
all
laws,
rules,
and
regulations
applicable
to
the
Trust’s
operations
and
business.

A Covered Officer should seek guidance whenever he or she is in doubt as to the applicability of any law, rule, or regulation with respect to the contemplated course of action.
If in doubt on a
course of action, a good guideline is “always ask first, act later” — if a Covered Officer is unsure of
what
to do
in any
situation,
he
or
she
should
seek
guidance
before
acting.

Each Covered Officer shall cooperate with the Compliance Department, the Trust’s independent accountants, and the Trust’s other service providers with the goal of maintaining the Trust’s material
compliance with
applicable laws, rules
and regulations.

Each
Covered
Officer
should
keep
apprised
of
developments
relating
to
those
governmental
laws,
rules, and regulations applicable to the Trust.
Each Covered Officer also should consult with the
Legal and Compliance Departments and the various procedures, guidelines and other related materials
which
the
Trust
and
its
service
providers
have
prepared
on
specific
laws
and
regulations.

V.

PROMPT
INTERNAL
REPORTING
OF
VIOLATIONS
OF
THE
CODE;
EVALUATION
OF
POSSIBLE
VIOLATIONS;
DETERMINATION
OF
SANCTIONS

A.

Reporting
to
the
Compliance
Department

Each Covered Officer shall promptly bring to the attention of the Compliance Department any knowledge or information the Covered Officer may have concerning a violation or possible violation of this Code.
Failure to disclose or report to the Compliance Department any actual or possible
violation
of
this
Code
is
in
of
itself
a
violation
of
the
Code.

B.

Evaluation of Reports

The Compliance Department shall determine whether the reported conduct actually violates the
Code.
If it is determined that there has been a violation of the Code, the Compliance Department shall determine whether the violation of the Code has had or may have a material adverse impact upon
the Trust or any Fund.

1.

No
Material
Adverse
Impact
on
the
Trust
or
any
Fund

If the Compliance Department determines that the violation has not caused a material adverse impact upon the Trust or any Fund, the Compliance Department shall determine what sanctions, if
any,
may
be
appropriate
for
the
violation.

2.

Material
Adverse
Impact
on
the
Trust
or
any
Fund

If the Compliance Department determines that the violation has caused a material adverse impact upon the Trust or any Fund, the Compliance Department shall promptly notify the Board’s
Nominating and Governance Committee of such violation.
The Nominating and Governance
Committee shall be entitled to consult with independent legal counsel to determine whether the violation actually has had a material adverse impact upon the Trust or any Fund and to formulate appropriate actions or sanctions that the Nominating and Governance Committee, in its business judgment,
determines to
be
necessary
or
advisable.

C.

Periodic
Reports
by
the
Chief
Compliance
Officer
to
the
Board

At each quarterly meeting of the Board following a quarter in which one or more violations occurred,
the
CCO
shall
report
to
the
Board
all
violations
of
this
Code
(whether
or
not
they
caused
a
material adverse impact
upon
the Trust
or
any Fund)
and all sanctions
imposed.

VI.

WAIVERS
OF
PROVISIONS
OF
THE
CODE

A.

Waivers

A Covered Officer may request a waiver (defined as the Trust’s approval of a material departure from a provision of the Code) if there is a reasonable likelihood that a contemplated action would be a material departure from a provision of the Code.
Waivers will not be granted except under
extraordinary or special circumstances.
The process of requesting a waiver shall consist of the
following
steps:

1.

The
Covered
Officer
shall
set
forth
a
request
for
waiver
in
writing
and
submit
such
request
to the Compliance Department.
The request shall describe the conduct, activity, or
transaction for which the Covered Officer seeks a waiver, and shall briefly explain the reason
for
wanting
to
engage in the conduct, activity,
or
transaction.

2.

The
determination
with
respect
to
the
waiver
shall
be
made
in
a
timely
fashion
by
the
CCO
and
submitted
to the
Board
for
ratification
at
its
next
regularly
scheduled
meeting.

3.

The
decision
with
respect
to
the
waiver
request
shall
be
documented
and
maintained
in
the
Trust’s
records
for
a
period
of
not
less
than
six
years
following
the
end
of
the
fiscal
year
in
which
the waiver occurred.

B.

Disclosure
of
Waivers

To
the
extent
required
by
applicable
law,
waivers
(including
“implicit
waivers”)
shall
be
publicly
disclosed on a timely basis.
An “implicit waiver” for these purposes is defined as the Trust’s failure to take action within a reasonable period of time regarding a material departure from a provision of the Code that “has been made known” to an executive officer of the Trust within the meaning
of
Rule
3b-7
under
the
Securities
Exchange
Act
of
1934,
as
amended
(“1934
Act”).

Rule
3b-7
under
the
1934
Act
currently
defines
an
“executive
officer”
of
the
Trust
as
the
president
of the Trust; any vice president of the Trust in charge of a principal business unit, division or function; any other officer who performs a policy making function; or any other person who performs
similar
policy
making
functions
for
the
Trust.

If a material departure from a provision of the Code is known only by the Covered Officer who has caused the material departure from the Code, the material departure will not be considered to have
been
made
known
to
an
executive
officer
of
the
Trust.

VII.

ACCOUNTABILITY
FOR
ADHERENCE
TO
THE
CODE

The matters covered in this Code are of the utmost importance to the Trust and its shareholders and are essential to the Trust’s ability to conduct its business in accordance with its stated values.
Each Covered Officer is expected to adhere to these rules in carrying out his or her duties for the
Trust.
The conduct of each Covered Officer can reinforce an ethical atmosphere and positively influence
the conduct of all employees
and agents of
the Trust.

Within a reasonable period of time following appointment, a Covered Officer must affirm in writing to the Board that he or she has received, read and understands the Code.
Each Covered
Officer must annually thereafter affirm to the Board that he or she has complied with the requirements of the Code.

The Trust will, if appropriate, take action against any Covered Officer whose actions are found to violate this Code.
As discussed in Section V of the Code, appropriate sanctions for violations of the
Code
will
depend
on
the
materiality
of the violation to
the
Trust.

Sanctions
may
include,
among
other
things,
a
requirement
that
the
violator
undergo
training
related
to the violation, a letter of sanction or written censure by the Board, the imposition of a monetary penalty, suspension of the violator as an officer of the Trust or termination of the employment of the
violator.
If
the
Trust
or
any
Fund
has
suffered
a
loss
because
of
violations
of
this
Code,
it
may
pursue its remedies against the individuals or entities responsible.
Accordingly, each Covered
Officer shall cooperate or take such steps as may be necessary or appropriate to remedy any material
violation of
this
Code.

VIII.

RECORDKEEPING,
AMENDMENTS
AND
DISCLOSURE
OF
CODE

A.

Records

Please
refer
to
the
Trust’s
Recordkeeping
Policies
and
Procedures

B.

Amendments

The
Board
may
amend
the
Code
in
its
discretion.

C.

Disclosure
of
Code

The Trust must disclose this Code, any substantive amendments and any waivers (including implicit
waivers)
by
either:
(1)
filing
with
the
SEC
a
copy
of
the
Code,
any
such
amendments
and
waivers in the Trust’s annual report on Form N-CSR; (2) posting the text of the Code, any such amendments and waivers on the Trust’s Internet website within five business days following the date
of
such
amendments
or
waivers
and
disclosing
in
its
most
recent
report
on
Form
N-CSR,
its

Internet address and the fact that it has posted the Code on the website;1 or (3) undertaking in its most
recent
report
on
Form
N-CSR
to
provide
to
any
person
without
charge,
upon
request,
a
copy
of
the
Code,
any
such
amendments
and
waivers
and
explain
the
manner
in
which
such
request
may
be
made.

IX.

NO
RIGHTS
CREATED

This Code is a statement of certain fundamental principles, policies and procedures that govern each of the Covered Officers in the conduct of the Trust’s business.
It is not intended to and
does not create any rights in any employee, investor, supplier, competitor, shareholder or any other person or entity.

1
Information
regarding
any
such
amendments
and
waivers
must
be
made
available
on
the
Trust’s
Internet
website
for
a 12-month period, and it must retain the information for a period of not less than six years following the end of the fiscal
year in which
the amendment
or
waiver occurred.

APPENDIX
A

AQR Funds
CODE
OF
ETHICS

(Pursuant
to
the
Sarbanes-Oxley
Act
of
2002)

Covered
Officers

Chief
Executive
Officer
and
President
(principal
executive
officer)             Ted
Pyne

Chief
Financial
Officer
(principal
financial
officer)                                      Heather
Bonner

Treasurer
(principal
accounting
officer)                                                         Heather
Bonner

Updated
as
of
August
2020